ACOLOGY, INC.

2018 INCENTIVE AWARD PLAN

As adopted on December 1, 2018, and amended on December 31, 2018

ARTICLE 1. PURPOSE

The purpose of the Acology, Inc. 2018 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Acology, Inc., a Florida corporation (the “Company”), by linking the individual interests of the members of the Board, Employees and Consultants to those of the Shareholders and by providing these persons with incentives and rewards for outstanding performance and to generate superior returns to the Shareholders. The Plan is further intended to provide flexibility to the Company in motivating, attracting and retaining the services of members of these persons, upon whose judgment, interest, and efforts the successful conduct of the Company’s operation depends.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

The following terms shall have the meanings specified below. A singular pronoun shall include the plural thereof where the context so indicates and a pronoun referring to one gender shall include the other. “Including” shall be construed to mean “including without limitation,” unless the context clearly indicates otherwise. A reference to a law or statute shall include reference to the rules and regulations promulgated thereunder. Whenever the Administrator may act, it shall not be required to do so.

“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee that have been delegated pursuant to Section 11.6, or that the Board has assumed, the term “Administrator” shall refer to him or them unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States or such other accounting principles or standards as apply to the Company’s financial statements under federal securities laws from time to time.

“Applicable Law” shall mean any applicable law, including: (a) the Code, the Securities Act, the Exchange Act, (b) federal, state, local or foreign corporate, securities, tax or other laws, statutes and requirements, and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

“Award” shall mean an Option, an SAR, a Restricted Stock award, a Restricted Stock Unit Award, an Other Stock or Cash Based Award, or a Dividend Equivalent Award that is awarded or granted.

“Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause,” with respect to a Holder, shall mean “Cause” (or any term of similar meaning or effect), as defined in such Holder’s employment agreement with the Company, if any, and if it contains a definition of the term “Cause” (or term of similar meaning or effect), or, if no such agreement exists or such agreement does not contain a definition of the term “Cause” (or term of similar meaning effect), the term “Cause” shall include, but not be limited to: (i) the Holder’s willful failure substantially to perform his duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) the Holder’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by the Holder of any confidential or proprietary information or trade secret of the Company or any other party to whom the Holder owes an obligation of nondisclosure as a result of his relationship with the Company; or (iv) the Holder’s willful breach of any of his obligations under any written agreement or covenant with the Company. The determination whether a Holder is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Holder. The foregoing definition does not in any way limit the Company’s ability to terminate a Holder’s employment or consulting relationship at any time as provided in the Plan.

“Change in Control” shall mean any of the following:

(a)        A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the United Sates Securities and Exchange Commission (the “SEC”)) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulated under the Exchange Act) of securities of the Company possessing more than 50 % of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) an acquisition by the Company or any of its Subsidiaries; (ii) an acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) an acquisition described in Sections (c)(i), (c)(ii) or (c)(iii) of this definition; or (iv) in respect of an Award held by a particular Holder, any acquisition by that Holder or any group of persons including that Holder (or any entity controlled by that Holder or any group of persons including that Holder); or

(b)        The Incumbent Directors cease for any reason to constitute a majority of the Board;

(c)        The consummation by the Company, directly or indirectly involving through one or more intermediaries, of a merger, consolidation, reorganization, or business combination, a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)        which results in the Company’s voting securities outstanding immediately before the consummation of such transaction representing (either by remaining outstanding or by being converted into voting securities of the entity or the person that, as a result of the transaction, directly or indirectly controls the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (such entity or such person, being the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the consummation of such transaction, and

(ii)        after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section (c)(ii) of this definition as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of such transaction; and

(iii)        after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

(d)        The completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as that term is defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or replaced, together with the regulations and official guidance promulgated thereunder, whether prior or subsequent to the grant of an Award.

“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 11 hereof. If there shall be no such committee or subcommittee, “Committee” shall mean the Board.

“Common Stock” shall mean the Company’s common stock, par value $0.00001 per share.

“Company” shall have the meaning set forth in Article 1.

“Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the SEC for registration of shares by way of a Registration Statement on Form S-8.

“Director” shall mean a member of the Board, as constituted from time to time.

“Director Limit” shall have the meaning set forth in Section 4.6.

“Dividend Equivalent” shall mean a right awarded under Section 9.2to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director and has not been disqualified pursuant to Section 10.8.

“Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its Shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the market price thereof and causes a change in the per-share value of the Shares (or other securities of the Company) underlying outstanding Awards.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall mean, as of any given date, the value of one Share determined as follows:

(a)        If the Common Stock is (i) listed on a national securities exchange, (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sale price for a Share as quoted thereon for such date or, if there is no closing sale price on such date, the closing sale price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or another source that the Administrator deems reliable;

(b)        If the Common Stock is not so listed or quoted, but is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the average of the high bid and low asked prices for such date or, if there are no such high bid and low asked prices for such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or another source that the Administrator deems reliable; or

(c) If Fair Market Value cannot be determined pursuant to subsection (a) or (b), it shall be established by the Administrator in good faith.

“Good Reason,” with respect to a Holder, shall mean “Good Reason” (or any term of similar meaning or effect) as defined in his Award Agreement or written employment or other agreement or, if no such agreement exists or it does not contain a definition of “Good Reason” (or any term of similar meaning or effect), “Good Reason” shall mean, without the Holder’s prior written consent, (i) a material reduction of his base salary, provided, however, that such reduction pursuant to a salary reduction program affecting all or substantially all of the employees of the Company and that does not adversely affect him to a greater extent than other similarly situated employees shall not constitute Good Reason; or (ii) his being required to relocate his primary work location to a location that increases his one-way commute distance by more than 50 miles. Notwithstanding the foregoing, a Holder’s Termination of Service shall not constitute a termination for “Good Reason” resulting from any event described in the preceding sentence unless (A) he provides written notice to the Company setting forth such event within 30 days after the first occurrence thereof such event, (B) to the extent correctable, the Company fails to cure or remedy such event within 30 days following the Company’s receipt thereof and (C) the effective date of the Holder’s resignation for “Good Reason” is not later than 30 days after the expiration of said 30-day period.

“Greater Than 10% Shareholder” shall mean a person or entity then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

“Holder” shall mean the grantee of an Award that has not expired or otherwise terminated.

“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

“Incumbent Directors’ shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s)(other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section (a) or (c) of the definition of “Change in Control”) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of a proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Non-Employee Director” shall mean a Director who is not an Employee.

“Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or that is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

“Option” shall mean an Award under Article 5 entitling its Holder to purchase Shares at a specified exercise price.

“Option Term” shall have the meaning set forth in Section 5.4.

“Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation and bylaws, as amended from time to time and (b) if applicable, the resolution of the Board or by-law designating the Committee.

“Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment (including, without a stock payment to a Consultant for services rendered or a stock payment made to an Employee for prior services to an Employee for which in the judgment of the Committee, no consideration or inadequate consideration was paid), stock bonus award, performance award or incentive award awarded under Section 9.1 that is paid in cash, Shares or a combination thereof.

“Performance Criteria” shall mean criteria that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period.

“Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.

“Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to the Registration Statement on Form S-8 under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator subject to Applicable Law.

“Plan” shall have the meaning set forth in Article 1.

“Program” shall mean any program adopted by the Administrator containing the terms and conditions intended to govern a specified type of Award granted and pursuant to which such type of Award may be granted.

“Restricted Stock” shall mean Common Stock awarded under Article 7.

“Restricted Stock Units” shall mean an Award under Article 8 of a right to receive Shares.

“SAR” shall mean an Award under Section 5 entitling its Holder to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

“SAR Term” shall have the meaning set forth in Section 5.4.

“Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including any such regulations or other guidance that may be issued after the effective date of the Plan.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shares” shall mean shares of Common Stock.

“Shareholder” shall mean a shareholder of the Company, unless the context requires otherwise.

“Subsidiary” shall mean any entity in which the Company directly or beneficially owns securities or interests representing at least 50% of the entity’s combined voting power.

“Substitute Award” shall mean an Award granted in connection with a transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that the term “Substitute Award” shall not be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.

“Termination of Service” shall mean:

(a)        The termination of the engagement of a Holder as a Consultant for any reason, with or without cause, excluding a termination where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b)        The cessation for any reason of the service of a Holder as a Non-Employee Director, excluding a cessation where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c)        The termination for any reason of a Holder as an Employee, excluding a termination where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary. For purposes of the Plan, such termination shall be deemed to occur in the event that a Subsidiary employing such Holder ceases to be a Subsidiary.

The Administrator shall determine the effect of all matters and questions relating to any Termination of Service, including when and whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for Cause and whether a particular leave of absence constitutes a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an Employee to a Contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings thereunder.

ARTICLE 3. SHARES SUBJECT TO THE PLAN

3.1        Number of Shares.

(a)        Subject to Sections 12.1, 12.2 and 3.1(b), the number of Shares that may be issued or transferred pursuant to Awards shall be limited to 200,000,000 Shares (the “Share Limit”) any or all of which may be awarded as Options, provided that, to the extent permitted under Applicable Law, an Award that provides for the delivery of Shares after its grant date may be granted in excess of the Share Limit if such Award provides for its forfeiture or cash settlement to the extent that insufficient Shares remain under the Share Limit at the time that Shares would otherwise be issued in respect of such Award.

(b)        If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), such Shares shall be available for grants of Awards, and any Shares subject to SARs that are not issued in connection with stock settlements upon their exercise shall be available for grants of Awards. Shares purchased in the open market with cash proceeds from the exercise of Options shall not be available for Awards. Shares repurchased under Section 7.4 at the same price paid by the Holder or a lower price such that such Shares are returned to the Company shall be available for Awards. The payment of Dividend Equivalents in cash in conjunction with Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if so doing would cause an Incentive Stock Option to fail to qualify as such under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares available for issuance under the Plan, except as may be required by Section 422 of the Code. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its Shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards and shall not reduce the Shares available for issuance under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

ARTICLE 4. GRANTS

4.1        Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be made and shall determine the nature and amount of each Award. Except for a Non-Employee Director’s right to Awards under Section 4.6, no Eligible Individual or other person shall have any right to an Award and neither the Company nor shall the Administrator be obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as requiring that any Eligible Individual or other person participate in the Plan.

4.2        Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator.

4.3        Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any person who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 promulgated under the Exchange Act and any amendments thereto “Rule 16b-3”)) that are required in order to obtain the benefit of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards shall be deemed amended to the extent necessary to conform to such exemptive rule.

4.4        At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue as an Employee or Director of, or as a Consultant for, the Company or any Subsidiary, or shall interfere with or restrict the right of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5        Foreign Holders. Notwithstanding any provision of the Plan or Program, in order to comply with the laws of countries other than the United States in which the Company and its Subsidiaries shall operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any Applicable Law of such countries, the Administrator shall have the power and authority to: (a) determine which Subsidiaries in such countries shall be covered by the Plan; (b) determine which Eligible Individuals in such countries are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to such Eligible Individuals to comply with such Applicable Law; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6        Non-Employee Director Awards. The Administrator may provide that Awards to Non-Employee Directors shall be granted pursuant to a written nondiscretionary policy established by the Administrator. Such policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Awards, the terms and conditions upon which such Awards shall be granted. Such policy may be modified by the Administrator from time to time.

ARTICLE 5. GRANTS OF OPTIONS AND SARS

5.1        Grants. The Administrator is authorized to grant Options and SARs to Eligible Individuals, from time to time on such terms and conditions as it may determine. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options. All Employees shall be eligible to be granted Options.

5.2        Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Shareholder shall be granted an Incentive Stock Option unless it conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The provisions set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time they were granted. Any interpretations and rules respecting Incentive Stock Options shall be consistent with Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder or any other person (a) if an Option (or any part thereof) that is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify or cease to be qualified as an Incentive Stock Option.

5.3        Option and SAR Exercise Price. The exercise price per Share subject to each Option and SAR shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date on which the Option or SAR is granted (or, as to an Incentive Stock Option, on the date when the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of an Incentive Stock Option granted to a Greater Than 10% Shareholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is so modified, extended or renewed). Notwithstanding the foregoing, if an Option or SAR is a Substitute Award, the exercise price per share of the Shares subject thereto may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 409A and Section 424 of the Code.

5.4        Option and SAR Term. The term of each Option (the “Option Term”) and the term of each SAR (the “SAR Term”) shall be fixed by the Administrator; provided, however, that no Option Term or SAR Term shall be more than (a) 10 years from the date when it is granted to an Eligible Individual who is not a Greater Than 10% Shareholder, or (b) 5 years from the date when an Incentive Stock Option is granted to a Greater Than 10% Shareholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding SAR, and may extend the time period during which vested Options or SARs may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or SAR relating to such Termination of Service of the Holder or otherwise.

5.5        Option and SAR Vesting. The period during which the right to exercise an Option or SAR vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Unless otherwise provided in the Award Agreement, the applicable Program or by action of the Administrator following the grant of an Option or SAR, (a) no portion of an Option or SAR that is not exercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or SAR that is not exercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

5.6        Substitution of SARs. A Program or Award Agreement evidencing the grant of an Option may provide that the Administrator may substitute an SAR for such Option at any time prior to or upon exercise of such Option; provided that such SAR shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option.

ARTICLE 6. EXERCISE OF OPTIONS AND SARS

6.1        Exercise and Payment. An exercisable Option or SAR may be exercised in whole or in part. However, an Option or SAR shall not be exercisable with respect to fractional Shares and the terms of the Option or SAR may require that a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to SARs pursuant to this Article 6 shall be in cash, Shares (based on their Fair Market Value as of the date the SAR is exercised), or a combination thereof, as determined by the Administrator.

6.2        Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or SAR shall be exercised upon delivery of all of the following to the Company, its stock plan administrator or such other person or entity designated by the Administrator, or his or its office:

(a)        A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or SAR, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or SAR or such portion thereof;

(b)        Such representations and documents as the Administrator deems necessary or advisable to effect compliance with Applicable Law.

(c)        In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or SAR, as determined by the Administrator; and

(d)        Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or SAR, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 11.2.

6.3        Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of grant (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

ARTICLE 7. AWARDS OF RESTRICTED STOCK

7.1        Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2        Rights as Shareholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a Shareholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, if approved by the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

7.3        Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.

7.4        Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator may provide that upon certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

7.5        Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8. AWARDS OF RESTRICTED STOCK UNITS

8.1        Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

8.2 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

8.3 Settlement and Payment. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units, which shall not be earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, the settlement date relating to each Restricted Stock Unit shall not occur following the later of (a) the fifteenth day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the fifteenth day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the settlement date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or if the Administrator approves, an amount in cash equal to the Fair Market Value of such Shares on the settlement date or a combination of cash and Common Stock as determined by the Administrator.

8.4        Settlement upon Termination of Service. An Award of Restricted Stock Units shall only vest and be settled while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may vest and be settled subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 9. AWARDS OF OTHER STOCK OR

CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

9.1        Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted as single payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

9.2        Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, except with respect to Options or SARs, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

ARTICLE 10. ADDITIONAL TERMS OF AWARDS

10.1        Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards shall be made, including: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise thereof) or Shares held for a minimum period of time established by the Administrator, in each case having a Fair Market Value on the date of delivery equal to the payments required, (c) delivery of a written or electronic notice that the Holder has placed an irrevocable market sell order with a broker acceptable to the Administrator respecting the Shares then issuable upon exercise or vesting of an Award, and that the broker has been irrevocably directed to pay a portion of the proceeds of the sale to the Company sufficient to satisfy such payments upon settlement of such sale, (d) another form of legal consideration acceptable to the Administrator, or (e) any combination of the above permitted forms of payment. Notwithstanding any provision of the Plan, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2        Tax Withholding.

(a) Generally. The Company or any Subsidiary shall deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. Notwithstanding any provision of the Plan, no Option may be exercised and no Award of Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Award shall vest until such amount shall have been so deducted, withheld or remitted or the payment thereof shall have been provided for to the satisfaction of the Administrator in its sole discretion in each case, and the date on which such Option may be exercised and the date on which such Award shall vest shall be deferred until such amount shall have been so deducted, withheld or remitted or the Administrator shall have been so satisfied (provided that an Option that would be exercisable or an Award that would vest, but for the failure of such amount to have been so deducted, withheld or remitted, may be exercised or vest in part from time to time with respect to portions thereof to the extent that such amount shall have been deducted, withheld or paid or the Administrator so satisfied). The Administrator may in satisfaction of the foregoing requirement, permit a Holder to satisfy such obligations by any means described in Section 10.1 hereof, including by allowing such Holder to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income (or such other number as would not result in adverse financial accounting consequences for the Company or any of its Subsidiaries). The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or SAR exercise involving the sale of Shares to pay the Option or SAR exercise price or any tax withholding obligation.

(b) Discretion of Administrator. Without limiting the discretion of the Administrator under the second sentence of Section 10.2(a), the Company may issue Shares under an Award without deducting or withholding, or requiring the Holder to remit to the Company the amount required to be deducted, withheld or remitted by Section 10.2(a) if (i)(A) the Holder has delivered a written or electronic notice that he has placed an irrevocable market sell order with a broker acceptable to the Company with respect to the Shares to be issued under such Award and (B) such broker has been irrevocably directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of said amount upon settlement of such sale or (ii) the Holder has made other provisions for the payment of such amount. Nothing in this Section 10.2(b) shall be construed as relieving a Holder from liability for such amount if the Company does not receive such amount in the manner contemplated by the previous sentence. In the events described in clause (i) of the first sentence of this subsection (b), the Administrator shall cause the Shares or a certificate representing them to said broker, upon its undertaking to return said Shares or a certificate representing said Shares to the Company if said Shares are not deposited or sold.

10.3        Transferability of Awards.

(a)        Except as otherwise provided in Sections 10.3(b) and 10.3(c):

(i)        No Award may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)        No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii)        During the life of a Holder, only he may exercise any exercisable portion of an Award granted to him, unless it has been disposed of pursuant to a DRO. After his death, any exercisable portion of an Award may, prior to the time when such portion ceases to be exercisable, be exercised by his personal representative or by any person empowered to do so under his will or under the applicable laws of descent and distribution.

(b)        Notwithstanding the provisions of Section 10.3(a), the Administrator may permit a Holder or his Permitted Transferee to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to one or more of his Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all of its terms and conditions (other than the ability to further transfer the Award to a person other than another Permitted Transferee of the Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including documents that (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. Notwithstanding Section 10.3(a), hereof, the Administrator may permit a Holder to transfer an Incentive Stock Option to a trust that is a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c) Notwithstanding the provisions of Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise his rights and to receive any distribution with respect to any Award upon his death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all of the terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than his spouse or domestic partner, as applicable, as his beneficiary with respect to more than 50% of his interest in the Award shall not be effective without the prior written or electronic consent of his spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to hiss will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time, provided that the change or revocation is delivered in writing to the Administrator prior to his death.

10.4        Conditions to Issuance of Shares.

(a)        Except where the Plan specifies the manner in which Shares shall be delivered or deemed to be delivered, the Administrator shall determine such manner. Notwithstanding anything herein, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that (i) the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration or (ii) the Shares are restricted securities, as that term is defined in Rule 144 promulgated under the Securities Act, and the certificate representing them bears a legend to such effect. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator deems advisable to comply with Applicable Law.

(b)        All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including restrictions applicable to Restricted Stock).

(c)        The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation that may be imposed by the Administrator.

(d)        No fractional Shares shall be issued and the Administrator shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)        The Company may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank relating to such Shares.

(f)        Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates representing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5        Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other Applicable Law, whether or not such policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6        Repricing. The Administrator shall, without the approval of the Shareholders, have authority to (a) amend any outstanding Option or SAR to reduce its exercise price per Share, or (b) cancel any Option or SAR in exchange for cash or another Award.

10.7        Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate an outstanding Award, including substituting therefor another Award of any kind, changing the date of exercise or settlement and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted.

10.8        Data Privacy. As a condition of receipt of an Award and by virtue of accepting it, a Holder shall be deemed to have explicitly and unambiguously consented to the collection, use, disclosure to third parties and transfer by the Company and its Subsidiaries in any form, of his personal data to the extent permitted or required by Applicable Law, for the exclusive purpose of implementing, administering and managing his participation in the Plan. Such personal data includes, but is but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), shares of stock held in the Company or any of its Subsidiaries and details of his Awards. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. A Holder shall have all rights with respect to such information as are conferred by Applicable Law. The Company may disqualify a person who is otherwise an Eligible Individual from participation in the Plan and, if the Administrator so determines, it may without liability to the Holder terminate any or all of his Awards if he withdraws his consent as described herein.

ARTICLE 11. ADMINISTRATION

11.1       Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3, the Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom shall be a “non-employee director” as defined by Rule 16b-3. To the extent required by Applicable Law, each individual constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, (i) any action taken by the Committee shall be valid and effective, even if its members at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents and (ii)(A) the Board shall conduct the general administration of the Plan respecting Awards to Non-Employee Directors and, with respect to such Awards, the term “Administrator” shall be deemed to refer to the Board and (B) the Board or the Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2        Duties and Powers of Administrator. The Administrator shall conduct the general administration of the Plan and shall have power (i) to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, (ii) to interpret, amend or revoke any such rules and (iii) to amend the Plan or any Program or Award Agreement, provided that the rights or obligations of the Holder of an Award that is the subject of any such Program or Award Agreement are not materially and adversely affected thereby, unless his consent is obtained or such amendment is otherwise permitted. The Board may at any time and from time to time exercise any and all powers and duties of the Committee in its capacity as the Administrator, except with respect to matters which under Rule 16b-3 or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined by the Committee. The Company, the Board, the Committee and the Administrator shall act or refrain from acting and make determinations in all matters relating to the Plan in their sole discretion, except where the Plan or Applicable Law requires otherwise.

11.3 Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or required by Applicable Law, a majority of the members of the Administrator shall constitute a quorum and the acts of a majority of such members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be the acts of the Administrator.

11.4        Authority. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator shall have exclusive power and authority to:

(a)        Designate Eligible Individuals;

(b)        Determine the kind or kinds of Awards to be granted to each Eligible Individual (including any Awards granted in tandem with another Award);

(c)        Determine the Awards to be granted and the number of Shares to which each relates;

(d)        Determine the terms and conditions of any Award, including its exercise price, grant price, purchase price, any Performance Criteria or other performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator determines;

(e)        Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)        Prescribe the forms of each Award Agreements, which need not be identical;

(g)        Decide all other matters to be determined in connection with an Award;

(h)        Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)        Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)        Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k)        Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time, subject to such terms and conditions as it specifies and Section 12.2.

11.5        Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

11.6        Delegation of Authority. The Board or Committee may delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company or Directors to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any such delegation shall be permitted only to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to such restrictions and limitations as the Board or Committee shall specify or that are otherwise included in the applicable Organizational Documents, and the Board or Committee may at any time rescind the authority so delegated or appoint a new delegee. A delegee shall serve at the pleasure of the Board or the Committee and the Board or the Committee may abolish any committee at any time and revest in itself any delegated authority.

ARTICLE 12. MISCELLANEOUS

12.1        Amendment, Suspension or Termination of the Plan.

(a)        Except as otherwise provided in Section 13.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated by the Board; provided that, except as provided in Section 10.7 and Section 12.10, no such amendment, suspension or termination shall, without the consent of the Holder of an Award, materially and adversely affect any rights or obligations thereunder, unless the Award expressly so permits.

(b)        Notwithstanding the provisions of Section 12.1(a) and except as provided in Section 12.2, the Board may not increase the Share Limit without approval of the Shareholders given within 12 months before or after such action.

(c)        No Award may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein, no Incentive Stock Option may be granted after the tenth anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Shareholders.

12.2        Changes in Common Stock or Assets; Certain Corporate Events.

(a)        In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of assets to the Shareholders, or any other change affecting shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including adjustments of the Share Limit and kind of Shares which may be issued under the Plan, and adjustments of the Director Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including any applicable performance targets or criteria with respect thereto); (iv) the grant or exercise price per share for any outstanding Awards; and (v) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6.

(b)        In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company or a Subsidiary or the financial statements of the Company or a Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, may take any one or more of the following actions whenever the Administrator determines that it is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)        Provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights and if, as of the date of the occurrence of the transaction or event described in this Section 12.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, terminate such Award without payment;

(ii)        Provide that such Award shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or be replaced by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii)       Make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and future Awards;

(iv)       Cause such Award to be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything in the Plan or the applicable Program or Award Agreement;

(v)        Replace such Award with other rights or property selected by the Administrator; or

(vi)       Determine that such Award cannot vest, be exercised or become payable after such event.

(c)        In connection with the occurrence of any Equity Restructuring, and notwithstanding anything in Sections 12.2(a) and 12.2(b):

(i)        The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted and such shall be nondiscretionary and shall be final and binding on the Holder; and/or

(ii)        The Administrator shall make such equitable adjustments, if any, as the Administrator may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including adjustments of the Share Limit and kind of Shares which may be issued under the Plan.

(d)        Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 12.2, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the related Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s determination, provided, that in the event a Holder experiences a Termination of Service by the Company for other than Cause or by the Holder for Good Reason following such Change in Control, then the vesting and, if applicable, exercisability of 100% of the then-unvested Shares (or other securities or property) subject to the Awards held by such Holder shall accelerate upon the date of such Termination of Service.

(e)        In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting), the Administrator shall cause such Award to become fully vested and, if applicable, exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on such Award to lapse and, to the extent unexercised upon the consummation of such transaction, to terminate in exchange for cash, rights or other property pursuant to Section 12.2(b)(i). The Administrator shall notify the Holder of any Award that becomes exercisable pursuant to the preceding sentence that such Award shall be fully exercisable for a period of 15 days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the consummation of the Change in Control in accordance with the preceding sentence.

(f)        For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(g)        The Administrator may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h)        Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i)  cause the Plan to contravene Section 422(b)(1) of the Code or (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3, or (iv) cause an Award to fail to be exempt from or comply with Section 409A.

(i)        The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or its Shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j)        In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to its Shareholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

12.3        Shareholder Approval. The Plan shall be submitted for the approval of the Company’s Shareholders within 12 months after the date of the Board’s initial adoption of the Plan.

12.4        No Shareholder Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a Shareholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.5        Paperless Administration. If the Company establishes , for itself or using the services of a third party, an automated system for the documentation, grant or exercise of Awards, the paperless documentation, grant or exercise of Awards by a Holder may be permitted through the use thereof.

12.6        Effect of Plan upon Other Compensation Plans. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other form of incentive or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan.

12.7        Compliance with Laws. The Plan, the grant and vesting of Awards and the issuance and delivery of Shares and the payment of money under the Plan or under Awards are subject to compliance with all Applicable Law, and to such approvals by any listing, regulatory or governmental authority as may be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law. Notwithstanding anything herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8        Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9        Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Florida without regard to conflicts of laws thereof or of any other jurisdiction.

12.10        Section 409A. To the extent that the Administrator determines that an Award is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement respectin such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), (a) such Award or amount shall only be paid to the extent that such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A, then, to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the 6-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. In the event that the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but shall not be obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan is determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

12.11        Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.12        Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.13        Expenses. The expenses of administering the Plan shall be borne by the Company.